PROMISSORY NOTE

March 15, 2005

FOR VALUE RECEIVED, the undersigned American Trailer & Storage (hereinafter referred to as "Maker"), promises to pay to the order of Richard G. Honan ("Lender") at such other place or places as may be hereafter designated from time to time by the holder hereof, the principal sum of Three Hundred Ninety-three Thousand Seven Hundred Sixty-One and 33/100 ($393,761.33), together with interest, from the Effective Date on the whole of said principal sum that remains outstanding and unpaid on the actual number of days principal is outstanding at the rate of fifteen and one-half percent (15.50%) per annum prior to an Event of Default, and at the Default Rate after any Event of Default.

Monthly interest payments of $5,086.08 shall be due and payable no later than the 15th day of each month for twelve (12 months) with the first payment due on April 15, 2005.  The principal sum is due in full no later than April 15, 2006.

All documents and instruments now or hereafter evidencing the indebtedness evidenced hereby or any part thereof, including but not limited to this Note, are sometimes collectively referred to herein as the "Loan Documents."

Maker and Lender agree that this Promissory Note replaces and supersedes previous Promissory Notes between Maker and Lender and that any such previous Notes are hereby declared paid in full.

Upon the occurrence of any Event of Default by Maker hereunder, the interest rate charged hereunder shall automatically increase five percent (5%) per annum (the "Default Rate"), without notice to Maker or any other person.  Collection of additional interest as a result of any increase of the interest rate charged hereunder to the Default Rate is for the purpose of reasonably compensating Lender for additional costs and expenses, all of which are difficult to establish precisely.  Lender and Maker agree that Lender's collection of any such additional interest is not a fine or penalty but is reasonable compensation to Lender for increased costs and expenses that Lender will incur as in the event of default hereunder.  If any interest, costs, expenses, charges, disbursements and fees due hereunder or under any other Loan Document are not paid when due, all such sums shall become principal and shall bear interest at the Default Rate.  Collection of interest at the Default Rate shall not limit or impair any rights and remedies of Lender hereunder or under the Loan Documents.

This Note may be prepaid in whole or in part at any time without premium or penalty.

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All agreements in this Note and all other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason or acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agree to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws.  If, from any circumstance whatsoever, fulfillment of any provision of this Note or any other Loan Document at the time performance of such provision shall be due, shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker.  Maker affirms that the indebtedness evidenced hereby is being incurred, and that the proceeds thereof shall be used, solely for business purposes.

Maker and any endorsers, guarantors, sureties and all other persons liable for the payment of any sum or sums due or to become due under the terms of this Note severally waive demand, presentment, demand for payment, protest, notices of protest, nonpayment and dishonor, and all other notices except as specifically provided herein, and consent that the time of payment of this Note may be extended, renewed, or modified from time to time, without notice to them or their consent.

Maker and all other persons liable for the payment of any sum or sums due or to become due under the terms of this Note or any other Loan Document shall pay to Lender all costs, expenses, charges, disbursements and attorneys' fees incurred by Lender in connection with the collecting, enforcing or protecting this Note or any other Loan Document, whether incurred in or out of court, including probate proceedings, appeals and bankruptcy proceedings.

To the extent that the payment or payments to Lender in reduction of the indebtedness evidenced hereby are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Maker as a debtor in possession, or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the indebtedness evidenced hereby intended to have been satisfied by such payment or proceeds shall be revived and shall continue in full force and effect as if such payment or proceeds had never been received by Lender.

If this Note is signed by more than one Maker, each obligation herein contained shall be the joint and several obligation of each of the Makers.  Any reference to a particular gender shall include all genders.  Singular references shall include the plural and vice versa.

All payments from Maker to Lender shall be applied, in such order and manner as Lender elects in its sole discretion, in reduction of costs, expenses, charges, disbursements and fees payable by Maker hereunder or under any other Loan Document in reduction of interest due on unpaid principal or in reduction of principal.  Lender may, without notice to Maker or any other person, accept one or more partial payments of any sums due or past due hereunder from time to time while an uncured Event of Default exists hereunder, after Lender accelerates the indebtedness evidenced hereby and/or after Lender commences enforcement of its remedies under the Loan Documents, without thereby waiving any Event of Default, rescinding any acceleration or waiving, delaying or forbearing in the pursuit of any remedies under the Loan Documents.  Lender may endorse and deposit any check or other instrument tendered in connection with such a partial payment without thereby giving effect to or being bound by any language purporting to make acceptance of such instrument an accord and satisfaction of the indebtedness evidenced hereby.

Maker acknowledges and agrees that time is of the essence hereof.

Each of the following events or occurrences shall constitute an "Event of Default" hereunder: (a) if default is made in the payment of any monetary amount payable hereunder, under the terms of any Loan Document, or under the terms of any other obligation of Maker to Lender, when the same is due; (b) if default is made in the performance of any other promise or obligation described herein, in any Loan Document, or in any other document evidencing or securing any indebtedness of any Maker to Lender.

Upon the occurrence of any Event of Default, or at any time thereafter when any Event of Default may continue, Lender may, at its option and in its sole discretion, declare the entire balance of this Note, all accrued interest, costs, expenses, charges, disbursements and fees payable by Maker hereunder or under any other Loan Document and any other indebtedness evidenced hereby to be immediately due and payable, and upon such declaration of sums outstanding and unpaid under this Note and all other Loan Documents shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived, anything in this Note or any other Loan Document to the contrary notwithstanding.

This Note has been delivered to Lender and accepted by Lender in the State of Missouri, and shall be governed and construed generally according to the laws of said State, except to the extent that creation, validity, perfection or enforcement of any liens or security interests securing this Note are governed by the laws of another jurisdiction.  Venue of any action brought pursuant to this Note or any other Loan Document, or relating to the indebtedness evidenced hereby or the relationships created by or under the Loan Documents shall, at the election of lender, be in (and if any such action is originally brought in another venue, such action shall, at the election of lender, be transferred to) a State or Federal court of appropriate jurisdiction located in or having jurisdiction over Jackson County, Missouri.  Maker and Lender each waives any objection to the jurisdiction of or venue in any such court and to the service of process issued by such court and agrees that each may be served by any method of process described in the Missouri or Federal Rules of Civil Procedure.  Maker and Lender each waives any right to claim that any such court is an inconvenient forum or any similar defense.

If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein.  Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Loan Document.

Lender and maker hereby agree to trial by court and irrevocably waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this note or any other loan document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this note or any other loan document.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed by the undersigned Maker and Lender as of the year and day first above written.

Maker:

AMERICAN TRAILER & STORAGE

By:

____/s/ Richard G. Honan, II_____________

Name:

___Richard G. Honan, II__________________

Title:

_____Secretary / CFO____________________

Lender:

RICHARD G. HONAN

/s/ Richard G. Honan

Signature